Filed pursuant to Rule 433. Registration Statement Nos. 333-162193 and 333-162193-01.

How Does Your Gold Stack Up?

Find out at our live webcast.



RBS Webinar Series

Thursdays, March 10th and 24th
4:00pm EST

Register at **https://pacerfinancial.webex.com**
after registering you will receive an e-mail with webinar details.
For more information: 855.RBS.ETPS (855.727.3877)

TRND
RBS US Large Cap Trendpilot™ ETN

Issued 12/09/10

TRNM
RBS US Mid Cap Trendpilot™ ETN

Issued 01/28/11

TBAR
RBS Gold Trendpilot™ ETN

Issued 02/23/11

RBS
The Royal Bank of Scotland

FOR INVESTMENT PROFESSIONALS ONLY

IMPORTANT INFORMATION: The Royal Bank of Scotland N.V. (RBS NV) and RBS Holdings N.V. (RBS Holdings) have filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication relates. Before you invest in any RBS ETNs, you should read the prospectus in that registration statement and other documents that have been filed with the SEC for more complete information about RBS NV and RBS Holdings, and the offering. You may get these documents for free by visiting EDGAR on the SEC's web site at www.sec.gov. Alternatively, RBS NV, RBS Holdings, RBS Securities Inc. (RBSSI) or any dealer participating in the relevant offering will arrange to send you the prospectus and the pricing supplement at no charge if you request it by calling 1-855-RBS-ETPS (toll-free).

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